EXHIBIT 3

NEITHER THIS DEBENTURE, NOR ANY SECURITY ISSUABLE UPON CONVERSION THEREOF, HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NO INTEREST IN THIS DEBENTURE MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT), OR (iii) AN EXEMPTION FROM REGISTRATION UNDER THE ACT WHERE THE HOLDER HAS FURNISHED TO THE COMPANY AN OPINION OF ITS COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

                             TELEHUBLINK CORPORATION

                     10% SUBORDINATED CONVERTIBLE DEBENTURE


$25,000                                                                  , 1999
Number ___                                                   New York, New York

         FOR VALUE RECEIVED, the undersigned, TeleHubLink Corporation, a Delaware corporation ("Payor"), having its executive office at 24 New England Executive Park, Burlington, MA 01803 (telecopier no. (781) 229-6794), hereby promises to pay to the order of __________________or registered assigns ("Payee"), having an address at ______________________________________,
Attn:________(telecopier no. ________), at Payee's address set forth above (or at such other place as Payee may from time to time hereafter direct by notice in writing to Payor), the principal sum of Twenty-Five Thousand Dollars ($25,000), in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts, on the first to occur of the following dates: _____, 2000 (the "Maturity Date") [i.e., first anniversary of Initial Closing]; (ii) the date on which the outstanding principal amount of this Debenture is prepaid in full as hereinafter permitted (the "Prepayment Date"); and (iii) any date on which any principal amount of, or accrued unpaid interest on, this Debenture is declared to be, or becomes, due and payable pursuant to its terms prior to the Maturity Date (the "Acceleration Date").

         This Debenture is part of a unit or units (the "Units") and one of a series of Debentures being issued pursuant to Payor's Confidential Private Offering Memorandum dated June 8, 1999 (the "Memorandum"), relating to the offering of Units, each Unit consisting of a 10% subordinated convertible debenture in the principal amount of $25,000 (each, a "Debenture").

         1. INTEREST AND PAYMENT.

              1.1. The principal amount of this Debenture outstanding from time to time shall bear simple interest at the annual rate (the "Debenture Rate") of ten percent (10%) from the date hereof through the earliest to occur of (i) the Maturity Date, (ii) the Prepayment Date and (iii) the Acceleration Date.

              1.2. Interest accrued on this Debenture shall be payable on the earliest to occur of (i) the Maturity Date, (ii) the Prepayment Date and (iii) the Acceleration Date.

              1.3. All payments made by the Payor on this Debenture shall be applied first to the payment of accrued unpaid interest on this Debenture and then to the reduction of the unpaid principal balance of this Debenture.

              1.4. If payment of the outstanding principal amount of this Debenture, together with accrued unpaid interest thereon at the Debenture Rate, is not made on the earliest to occur of (i) the Maturity Date, (ii) the Prepayment Date and (iii) the Acceleration Date, then interest shall accrue on the outstanding principal amount due under this Debenture and on any unpaid accrued interest due on this Debenture from and after such date of default to the date of the payment in full of such amounts (including from and after the date of the entry of judgment in favor of Payee in an action to collect this Debenture) at an annual rate equal to the lesser of 18% or the maximum rate of interest permitted by applicable law (the "Maximum Rate").

              1.5. In no event shall Payee be entitled to receive interest, however characterized and including other consideration received in connection with this Debenture, at an effective rate in excess of the Maximum Rate. In the event that a court of competent jurisdiction determines that such amounts paid or agreed to be paid by Payor in connection with this Debenture causes the effective interest rate on this Debenture to exceed the Maximum Rate, such interest or other consideration shall automatically be reduced to a rate which results in an effective interest rate under this Debenture equal to the Maximum Rate over the term hereof, and, in such event, any amounts received by Payee deemed to constitute excessive interest shall be applied first to the payment of accrued unpaid interest on this Debenture and then to the reduction of the unpaid principal balance of this Debenture.

              1.6. In the event that the date for the payment of any amount payable under this Debenture falls due on a Saturday, Sunday or public holiday under the laws of the State of New York, the time for payment of such amount shall be extended to the next succeeding business day and interest at the Debenture Rate shall continue to accrue on any principal amount so effected until the payment thereof on such extended due date.

         2. REPLACEMENT OF DEBENTURE.

              2.1. In the event that this Debenture is mutilated, destroyed, lost or stolen, Payor shall, at its sole expense, execute, register and deliver a new Debenture, in exchange and substitution for this Debenture, if mutilated, or in lieu of and substitution for this Debenture, if destroyed, lost or stolen. In the case of destruction, loss or theft, Payee shall furnish to Payor indemnity reasonably satisfactory to Payor, and in any such case, and in the case of mutilation, Payee shall also furnish to Payor evidence to its reasonable satisfaction of the mutilation, destruction, loss or theft of this Debenture and of the ownership thereof. Any replacement Debenture so issued shall be in the same outstanding principal amount as this Debenture and dated the date to which interest shall have been paid on this Debenture or, if no interest shall have yet been paid, dated the date of this Debenture.

              2.2. Every Debenture issued pursuant to the provisions of Section
2.1 above in substitution for this Debenture shall constitute an additional contractual obligation of the Payor, whether or not this Debenture shall be found at any time or be enforceable by anyone.

         3. PREPAYMENT. At the option of the Payor, the principal amount of this Debenture may be prepaid in whole at any time, or in part from time to time, without penalty or premium, together with interest thereon accrued through the Prepayment Date. Each partial prepayment of this Debenture shall first be applied to interest accrued through the Prepayment Date and then to principal. In the event of any such prepayment, Payor shall deliver written notice thereof to the holder of this Debenture at least thirty (30) days prior to the applicable Prepayment Date.

         4. EVENTS OF DEFAULT. If any of the following events (each an "Event of Default") occurs:

              4.1. The dissolution of Payor or any vote in favor thereof by the board of directors and shareholders of Payor; or

              4.2. Payor becomes insolvent, however evidenced, or makes an assignment for the benefit of creditors, or files with a court of competent jurisdiction an application for appointment of a receiver or similar official with respect to it or any substantial part of its assets, or Payor files a petition seeking relief under any provision of the Federal Bankruptcy Code or any other federal or state statute now or hereafter in effect affording relief to debtors, or any such application or petition is filed against Payor, which application or petition is not dismissed or withdrawn within thirty (30) days from the date of its filing; or

              4.3. Payor fails to pay the principal amount, or interest on, or any other amount payable under, this Debenture as and when the same becomes due and payable; or

              4.4. Payor admits in writing its inability to pay its debts as they mature; or


              4.5. A proceeding is commenced to foreclose a security interest or lien in any property or assets of Payor as a result of a default in the payment or performance of any debt (in excess of $250,000 and secured by such property or assets) of Payor; or

              4.6. A final judgement for the payment of money in excess of $250,000 is entered against Payor by a court of competent jurisdiction, and such judgment is not discharged (nor the discharge thereof duly provided for) in accordance with its terms, nor a stay of execution thereof procured, within sixty (60) days after the date such judgment is entered, and, within such period (or such longer period during which execution of such judgment is effectively stayed), an appeal therefrom has not been prosecuted and the execution thereof caused to be stayed during such appeal; or

              4.7. An attachment or garnishment is levied against the assets or properties of Payor or any subsidiary of Payor involving an amount in excess of $250,000 and such levy is not vacated, bonded or otherwise terminated within sixty (60) days after the date of its effectiveness; or

              4.8. Payor defaults in the due observance or performance of any covenant, condition or agreement on the part of Payor to be observed or performed pursuant to the terms of this Debenture (other than the default specified in Section 4.3 above) and such default continues uncured for a period of sixty (60) days; or

              4.9. Payor defaults in the payment (regardless of amount) when due of the principal of, interest on, or any other liability on account of, any indebtedness of Payor having a face or principal amount in excess of $250,000, or a default occurs in the performance or observance by Payor of any covenant or condition (other than for the payment of money) contained in any note or agreement evidencing or pertaining to any such indebtedness, which causes the maturity of such indebtedness to be accelerated and such default is not waived or cured within thirty (30) days of receipt of notice by the Payor that such default has occurred;

then, upon the occurrence of any such Event of Default and at any time thereafter, the holder of this Debenture shall have the right (at such holder's option) to declare the principal of, accrued unpaid interest on, and all other amounts payable under this Debenture to be forthwith due and payable, whereupon all such amounts shall be immediately due and payable to the holder of this Debenture, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived; provided, however, that in case of the occurrence of an Event of Default under any of Sections 4.1, 4.2 or 4.4 above, such amounts shall become immediately due and payable without any such declaration by the holder of this Debenture.

         5. CONVERSION.

              5.1. The holder of this Debenture shall have the right, at its option (the "Conversion Option"), at any time within not more than twenty (20) days, or less than ten (10) days, prior to the earliest to occur of the Maturity Date or the Prepayment Date, to convert, in whole but not in part, the principal amount of this Debenture, together with accrued unpaid interest thereon, outstanding at the close of business on the date Payor receives notice of such holder's exercise of the Conversion Option, into fully paid and nonassessable shares of Common Stock, par value $.01 per share (the "Conversion Shares"), at a conversion price per Conversion Share equal to $0.50, as such price may be adjusted from time to time in accordance with the provisions of this Section 5 (the "Conversion Price"), such that the number of Conversion Shares obtained upon conversion shall be determined by dividing the then Conversion Price into the sum of the then outstanding principal amount of, and accrued unpaid interest on, this Debenture.

              5.2. To exercise the Conversion Option, the holder hereof shall give written notice to Payor that it elects to convert the principal amount of this Debenture, together with accrued unpaid interest thereon, into Conversion Shares in accordance with the provisions of Section 5.1 above (the "Conversion Notice"). The Conversion Notice shall specify the name or names in which the holder wishes the certificates for the Conversion Shares to be registered, together with the address or addresses of the persons so named, provided such Conversion Shares may not be registered in the name of a person or persons other than the holder of this Debenture unless the Debenture, when surrendered for conversion, is accompanied by (i) instruments of transfer in form reasonably satisfactory to Payor, duly executed by the holder hereof and (ii) if requested by Payor, an instrument executed by such other person, in form reasonably satisfactory to Payor, representing that the Conversion Shares are being acquired for investment and not with a view to distribution within the meaning of the Securities Act of 1933, as amended.

              5.3. Promptly after the delivery of the Conversion Notice to Payor, Payor shall cause to be delivered to the holder and/or the holder's designees certificates representing the number of Conversion Shares into which this Debenture is being converted and a cash adjustment in respect of any fraction of a Conversion Share to which the holder shall be entitled. No fractional Conversion Shares will be issued, but an amount of cash equal to the product of the fraction of a Conversion Share which would otherwise be issuable upon the surrender of this Debenture for conversion multiplied by the then existing Conversion Price per Conversion Share will be paid to the holder upon such conversion.

         Conversion of this Debenture shall be deemed to have been made at the close of business on the date the Conversion Notice is delivered to Payor (the "Conversion Date"), so that interest shall not accrue from and after such date on the principal amount of this Debenture converted and the person or persons entitled to receive Conversion Shares upon such conversion shall be treated for all purposes as having been the record holder or holders thereof at such time and such conversion shall be at the Conversion Price in effect at such time. The issuance of certificates for Conversion Shares upon conversion of this Debenture shall be made without charge to the holder of this Debenture for any tax in respect of the issuance of such certificates; provided, however, that Payor shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Payee and Payor shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to Payor the amount of such tax or shall have established to the satisfaction of Payor that such tax has been paid. Upon Payor's (i) delivery of the certificates for the Conversion Shares to the holder of this Debenture and/or its designees and (ii) payment of the cash adjustment, if any, due to the holder of this Debenture pursuant to the terms of this
Section 5, the holder of this Debenture shall surrender this Debenture to Payor.

         The Certificates representing the Conversion Shares shall be executed on behalf of Payor by the manual or facsimile signature of those officers required to sign such certificates under applicable law, and shall bear legends substantially similar to the following:

         "The securities represented by this certificate and/or the securities issuable upon exercise thereof have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold except (i) pursuant to an effective registration statement under the Act, (ii) to the extent applicable, pursuant to Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) upon the delivery by the holder to the Company of an opinion of counsel, satisfactory to counsel to the Company, stating that an exemption from registration under such Act is available."

              5.4. Payor shall at all times keep available out of its authorized but unissued shares of Common Stock, solely for effecting the conversion of this Debenture, the full number of whole Conversion Shares then deliverable upon conversion of the entire principal amount of this Debenture, and accrued unpaid interest thereon, at the time outstanding. Payor shall take at all times such corporate action as shall be necessary in order that Payor may validly and legally issue fully paid and nonassessable shares of Common Stock in accordance with the provisions of this
Section 5.

              5.5. In the event Payor shall at any time after the date hereof pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, then upon such dividend or distribution, the Conversion Price in effect immediately prior to such dividend or distribution shall be reduced to a price determined by dividing an amount equal to the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution multiplied by the Conversion Price in effect immediately prior to such dividend or distribution, by the total number of shares of Common Stock outstanding immediately after such issuance or sale. For purposes of any computation to be made in accordance with the provisions of this Section 5.5, the shares of Common Stock issuable by way of dividend or distribution shall be deemed to have been issued immediately after the opening of business on the date following the date fixed for determination of shareholders entitled to receive such dividend or distribution.

              5.6. In the event the Payor shall at any time subdivide or combine the outstanding shares of Common Stock, the Conversion Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

              5.7. In the event the Payor shall, at any time or from time to time after the date hereof, issue any shares of Common Stock or other securities convertible into, or exchangeable or exercisable for, Common Stock, in each case other than Excluded Shares (as hereinafter defined), for no consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Common Stock or other securities, the Conversion Price in effect immediately prior to each such issuance shall automatically be lowered to a price equal to the consideration per share received by the Payor upon such issuance. In the case of the issuance of Common Stock for a consideration in whole or part in property other than cash, the value of such property shall be deemed to be the fair market value of such property as determined in good faith by the Board of Directors of the Payor. As used herein, the term "Excluded Shares" shall mean (i) shares of Common Stock issued in connection with transactions described in Sections 5.5 and 5.6 hereof, (ii) shares of Common Stock issued upon the exercise or conversion of any options, rights, warrants or other securities outstanding on the date hereof, and (iii) shares of Common Stock issued to officers, directors or employees of, or consultants to, the Payor pursuant to any agreement, plan or arrangement approved prior to the date hereof by the Board of Directors of the Payor or a committee thereof authorized to give such approval.

              5.8. In the event of any reclassification or change of the outstanding Common Stock (other than a change in nominal value to no nominal value, or from no nominal value to nominal value, or as a result of a subdivision or combination), or in the case of any consolidation of the Payor with, or merger of the Payor into, another corporation (other than a consolidation or merger in which the Payor is the surviving corporation and which does not result in any reclassification or change of the outstanding Common Stock, except a change as a result of a subdivision or combination of such shares or a change in nominal value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Payor as an entirety, the holder of this Debenture shall thereafter have the right to convert this Debenture into the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by holders of the number of shares of Common Stock into which this Debenture could have been converted immediately prior to such reclassification, change, consolidation, merger, sale or conveyance, subject to further adjustments as provided herein.

              5.9. In the event:

                   (1) Payor shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of Payor; or

                   (2) Payor shall offer to all the holders of its Common Stock any additional shares of Common Stock or other shares of capital stock of Payor or securities convertible into or exchangeable for Common Stock or other shares of capital stock of Payor, or any option, right or warrant to subscribe therefor; or

                   (3) a reclassification or change of the outstanding Common Stock (other than a change in nominal value to no nominal value, or from no nominal value to nominal value, or as a result of a subdivision or combination), or any consolidation of the Payor with, or merger of the Payor into, another corporation (other than a consolidation or merger in which the Payor is the surviving corporation and which does not result in any reclassification or change of the outstanding Common Stock, except a change as a result of a subdivision or combination of such shares or a change in nominal value, as aforesaid), shall be proposed; or

                   (4) a dissolution, liquidation or winding up of Payor (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, Payor shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed reclassification, merger, consolidation, dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed reclassification, merger, consolidation, dissolution, liquidation, winding up or sale.

         6. WARRANTS. If the holder of this Debenture elects to receive payment in the form of Conversion Shares in accordance with Section 5 hereof, the holder shall receive concurrent with such payment, redeemable warrants, in the form of Exhibit H to the Memorandum ("Warrants"), to purchase an aggregate of 50,000 shares of Common Stock at an exercise price of $2.00 per share, subject to adjustment under certain circumstances, for each Debenture converted into Common Stock. If the holder elects to receive payment in the form of cash, the holder shall receive, concurrent with such payment, Warrants to purchase an aggregate of 6,250 shares of Common Stock at an exercise price of $2.00 per share, subject to adjustment under certain circumstances, for each Debenture paid in cash. Notwithstanding the foregoing, the number of warrants issuable shall be proportionately reduced in any case where partial Units are sold.

         7. SUITS FOR ENFORCEMENT AND REMEDIES. If any one or more Events of Default shall occur and be continuing, the Payee may proceed to (i) protect and enforce Payee's rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Debenture or in any agreement or document referred to herein or in aid of the exercise of any power granted in this Debenture or in any agreement or document referred to herein, (ii) enforce the payment of this Debenture, or (iii) enforce any other legal or equitable right of the holder of this Debenture. No right or remedy herein or in any other agreement or instrument conferred upon the holder of this Debenture is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

         8. UNCONDITIONAL OBLIGATION; FEES, WAIVERS, OTHER.

              8.1. The obligations to make the payments provided for in this Debenture are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever.

              8.2. If, following the occurrence of an Event of Default, Payee shall seek to enforce the collection of any amount of principal of and/or interest on this Debenture, there shall be immediately due and payable from Payor, in addition to the then unpaid principal of, and accrued unpaid interest on, this Debenture, all costs and expenses incurred by Payee in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements.

              8.3. No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Debenture shall operate as a waiver or as an acquiescence in any default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

              8.4. This Debenture may not be modified or discharged (other than by payment or conversion) except by a writing duly executed by Payor and Payee.

              8.5. Payor hereby expressly waives demand and presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect amounts called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times which Payee had or is existing as security for any amount called for hereunder.

              8.6. Payor shall bear all of its expenses, including attorneys' fees, incurred in connection with the preparation of this Debenture.

         9. INVESTMENT INTENT. The Payee, by its acceptance of this Debenture, covenants and agrees that the Debenture and the Conversion Shares issuable upon conversion of the Debenture are being acquired as an investment and not with a view to the distribution thereof.

         10. REGISTRATION RIGHTS. The Payee shall be entitled to all of the rights set forth in the Registration Rights Agreement dated as of the date hereof between Payor and Payee.

         11. SUBORDINATION. The indebtedness represented by this Debenture, and the payment of the principal of and accrued interest on this Debenture are hereby made expressly subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding on the date hereof or hereafter created, incurred or assumed. As used herein, the term "Senior Indebtedness" shall mean the principal of, and premium (if any) and unpaid interest and fees on, (i) all obligations incurred by Payor (whether as borrower or guarantor) and/or any of its subsidiaries under or pursuant to any loan or credit agreement with one or more banks and/or other institutional lenders, (ii) all indebtedness of the Payor and/or any of its subsidiaries for monies borrowed by the Payor from other persons or entities, (iii) all obligations of the Payor and/or any of its subsidiaries as lessee under leases of real or personal property, (iv) all indebtedness incurred by the Payor and/or any of its subsidiaries to finance the acquisition by it of assets classified as capital assets under generally accepted accounting principles, (v) all indebtedness or obligations of others of the kinds described in clauses (i),
(ii), (iii) and (iv) above assumed or guaranteed in any manner by the Payor and/or any of its subsidiaries, (vi) deferrals, renewals, extensions and refundings of any such indebtedness or obligations described in clauses (i),
(ii), (iii), (iv) and (v), and any other indebtedness of the Payor and/or any of its subsidiaries which the Payor and the holders of more than 50% of the unpaid principal amount of the Debentures then outstanding may hereafter from time to time expressly agree in writing shall constitute Senior Indebtedness. Notwithstanding the foregoing, "Senior Indebtedness" shall not include indebtedness of the Payor evidenced by the other Debentures which shall rank equally and ratably with this Debenture.

         12. MISCELLANEOUS.

              12.1. The headings of the various paragraphs of this Debenture are for convenience of reference only and shall in no way modify any of the terms or provisions of this Debenture.

              12.2. All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given or made as of the date delivered, if personally delivered, or one (1) business day after having been deposited with courier, if sent by overnight courier or by telecopy (receipt confirmed), or three (3) business days after having been mailed, if sent by registered or certified mail (return receipt requested, postage prepaid), to the address of the intended recipient as set forth in the preamble to this Debenture or at such other address as the intended recipient shall have hereafter given to the other party hereto pursuant to the provisions of this Debenture.

              12.3. This Debenture and the obligations of Payor and the rights of Payee shall be governed by and construed in accordance with the substantive laws of the State of New York without giving effect to the choice of laws rules thereof.

              12.4. Payor (i) agrees that any legal suit, action or proceeding arising out of or relating to this Debenture shall be instituted exclusively in the New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York, (ii) waives any objection which Payor may have now or hereafter based upon forum non conveniens or to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Payor further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York and agrees that service of process upon the Payor, mailed by certified mail to the Payor's address, will be deemed in every respect effective service of process upon Payor, in any suit, action or proceeding. FURTHER, BOTH PAYOR AND PAYEE HEREBY WAIVE TRIAL BY JURY IN ANY ACTION TO ENFORCE THIS DEBENTURE AND IN CONNECTION WITH ANY DEFENSE, COUNTERCLAIM OR CROSSCLAIM ASSERTED IN ANY SUCH ACTION.

              12.5. This Debenture shall bind Payor and its successors and assigns.



                                   TELEHUBLINK CORPORATION



                                   By:____________________
                                      Bruce Young, President